Exhibit 99.1

             Conn's, Inc. Reports Exercise of Over-Allotment Option

    BEAUMONT, Texas--(BUSINESS WIRE)--Dec. 24, 2003--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today announced that Stephens Inc. had advised the Company that Stephens and the other underwriters are exercising their option to purchase an additional 622,500 shares of common stock of the Company associated with the Company's recent initial public offering. Stephens Inc. served as the managing underwriter and SunTrust Robinson Humphrey served as co-manager.
    The underwriters will purchase the over-allotment shares at the initial public offering price of $14.00 per share, which will generate net proceeds to the Company, after underwriters' discount, of an additional $8,104,950. The transaction is expected to close on Dec. 29, 2003. Thomas J. Frank, chairman and chief executive officer, stated, "The underwriters' exercise of their over-allotment option will provide us with additional liquidity to retire the balance of our term debt and still leave us funds available to continue our expansion plans into the Dallas/Fort Worth market. This represents the final component of our initial public offering and allows us more flexibility than we originally anticipated when we began the process."
    A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on Nov. 24, 2003. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus may be obtained by contacting Stephens Inc., 111 Center Street, Little Rock, Arkansas, 72203, telephone 501-374-4361.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 45 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's current report on Form 8-K filed on Dec. 11, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696 Ext. 3218